SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2003

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Patton Road, Roseville, Minnesota 55113
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(651) 639-8035

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 5 Pages

Exhibit Index Appears on Page 5

Item 5.    Other Events.

Diametrics Medical, Inc. today announced that the special meeting of shareholders called to approve the sale and transfer of substantially all of the assets of its intermittent testing business to International Technidyne Corporation (ITC), a wholly owned subsidiary of Thoratec Corporation, has been adjourned. The special meeting has been adjourned until Friday, September 19, 2003 at the offices of the Company, 2658 Patton Road, Roseville, Minnesota at 3:00 p.m. CDT.

The meeting was adjourned because an insufficient number of shareholders were present or represented at the meeting in order to establish a quorum. The holders of a majority of the issued and outstanding shares of Diametrics constitutes a quorum for the transaction of business at the special meeting. The approval of the asset sale requires a vote of a majority of the issued and outstanding shares of Diametrics.

Page 2 of 5 Pages

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated September 15, 2003 announcing the adjournment of the Special Meeting of Shareholders of Diametrics Medical, Inc.

Page 3 of 5 Pages

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 15, 2003

DIAMETRICS MEDICAL, INC.

By:	/s/ W. Glen Winchell
W. Glen Winchell Chief Financial Officer

Page 4 of 5 Pages

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated September 15, 2003 announcing the adjournment of the Special Meeting of Shareholders of Diametrics Medical, Inc.

Page 5 of 5 Pages